UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Credit Agreement

On June 3, 2024, Easterly Government Properties, Inc. (the “Company”), its operating partnership, Easterly Government Properties LP (the “Operating Partnership”) and certain subsidiaries of the Operating Partnership entered into a credit agreement (the “New Credit Agreement”) with Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., PNC Bank, National Association and Truist Bank, as co-syndication agents, BMO Bank, N.A., Raymond James Bank and U.S. Bank National Association as co-documentation agents, and Citibank, N.A., Wells Fargo Securities, LLC, PNC Capital Markets LLC and Truist Securities, Inc., as joint lead arrangers and joint book running managers, and the other financial institutions party thereto. The Operating Partnership is the borrower, and the Company and certain of the Operating Partnership’s subsidiaries that directly own certain of the Company’s properties are guarantors under the New Credit Agreement.

The New Credit Agreement provides for a $400.0 million senior unsecured revolving credit facility (the “New Revolver”), which includes an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, of up to $300.0 million. The New Revolver has an initial four-year term and will mature in June 2028, with two six-month as-of-right extension options, subject to certain conditions and the payment of an extension fee.

Borrowings under the New Revolver will, at the Operating Partnership’s option, bear interest at floating rates equal to either (i) a fluctuating rate equal to the sum of (a) the highest of (x) Citibank, N.A.’s base rate, (y) the federal funds effective rate plus 0.50% and (z) the one-month adjusted term secured overnight financing (“SOFR”) rate plus 1.00%, plus, in each case, (b) a margin ranging from 0.20% to 0.80% based on the Company’s leverage ratio, (ii) the daily simple SOFR plus a credit spread adjustment of 0.10% (the “Adjusted DSS”), or (iii) the term SOFR, plus a credit spread adjustment of 0.10% (the “Term SOFR”), plus, in the case of borrowings bearing interest at Adjusted DSS or Term SOFR, a margin ranging from 1.20% to 1.80% based on the Company’s leverage ratio.

The New Credit Agreement also contains certain customary covenants, including, but not limited to, financial covenants that require the Company to maintain maximum ratios of consolidated total indebtedness and consolidated secured indebtedness to total asset value, minimum consolidated tangible net worth and a minimum consolidated fixed charge coverage ratio.

Certain of the banks and financial institutions that are parties to the New Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

2021 Credit Agreement

The Company, the Operating Partnership and certain subsidiaries of the Operating Partnership are also party to the second amended and restated credit agreement, dated as of July 23, 2021, as amended by the first amendment, dated as of July 22, 2022, the second amendment, dated as of November 23, 2022, and the third amendment, dated as of May 30, 2023 (as amended, restated, or otherwise modified from time to time, the “2021 Credit Facility”), which provides for (i) a $450.0 million senior unsecured revolving credit facility (the “2021 Revolver”) and (ii) a $200.0 million senior unsecured term loan (the “2018 Term Loan”). Upon entry into the New Credit Agreement, the Operating Partnership elected to prepay all amounts outstanding under the 2021 Revolver.

Effective on June 3, 2024 upon the entry into the New Credit Agreement and the prepayment of all amounts outstanding under the 2021 Revolver, the component of the 2021 Credit Facility providing for the 2021 Revolver, including all unused commitments, was terminated. Other than the foregoing, the terms of the 2021 Credit Facility remain unchanged and the 2018 Term Loan remains outstanding.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized under “New Credit Facility” within Item 1.01 of this Current Report and are incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 4, 2024, the Company issued a press release announcing the terms of the Company's New Revolver. The press release included an error with respect to the description of the accordion feature and total capacity amount under the New Revolver. The New

Revolver has an accordion feature that allows the Company to request additional lender commitments in an amount up to $300 million, not up to $250 million as originally announced, for a total New Revolver capacity of up to $700 million.

A copy of the corrected press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1

Credit Agreement, dated as of June 3, 2024, by and among the Company, the Operating Partnership, the Guarantors named therein, the Initial Lenders and Initial Issuing Banks named therein, and Citibank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., PNC Bank, National Association and Truist Bank, as Co-Syndication Agents, BMO Bank, N.A., Raymond James Bank and U.S. Bank National Association, as Co-Documentation Agents, and Citibank, N.A., Wells Fargo Securities, LLC, PNC Capital Markets LLC and Truist Securities, Inc., as Joint Lead Arrangers and Joint Book Running Managers

99.1	Press Release, dated June 4, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

Date:	June 5, 2024	By:	/s/ Franklin V. Logan
Franklin V. Logan Executive Vice President, General Counsel and Secretary